Exhibit 99.1

Teradyne Reports Fourth Quarter and Fiscal Year 2020 Results

•	Revenue of $759 million in Q4’20, growth of 16% from Q4’19

•	Full year 2020 revenue grew 36%, GAAP EPS 65%, Non-GAAP EPS 62%

•	Test Revenue growth of 18% in Q4’20 from Q4’19

•	Higher than expected Industrial Automation shipments drove Q4 revenue above the high end of guidance

•	Industrial Automation revenue growth of 4% in Q4’20 from Q4’19, 34% from Q3’20

•	Quarterly dividend of $0.10 announced

•	Board authorized a $2 billion share repurchase program, expect to repurchase a minimum of $600 million in shares in 2021

	Q4’20	Q4’19	Q3’20	FY 2020	FY 2019
Revenue (mil)	$759	$655	$819	$3,121	$2,295
GAAP EPS	$1.05	$0.69	$1.21	$4.28	$2.60
Non-GAAP EPS	$1.10	$0.88	$1.18	$4.62	$2.86

==========================================

NORTH READING, Mass. – January 27, 2021 – Teradyne, Inc. (NASDAQ: TER) reported revenue of $759 million for the fourth quarter of 2020 of which $524 million was in Semiconductor Test, $104 million in System Test, $40 million in Wireless Test and $92 million in Industrial Automation (IA). GAAP net income for the fourth quarter was $196.3 million or $1.05 per diluted share. On a non-GAAP basis, Teradyne’s net income in the fourth quarter was $193.2 million, or $1.10 per diluted share, which excluded pension actuarial losses, acquired intangible asset amortization, restructuring and other charges, non-cash convertible debt interest, and included the related tax impact on non-GAAP adjustments.

“Stronger than expected growth at Universal Robots drove Q4 sales and profits above guidance and capped an extraordinary year for Teradyne,” said CEO and President Mark Jagiela. “For the full year, company sales grew 36% and non-GAAP earnings per share 62%, the seventh consecutive year of earnings growth. The annual results were driven by increased revenue in all our test businesses, highlighted by Semiconductor Test’s 46% and System Test’s 43% growth. While the global slowdown in industrial activity compressed the automation market for much of 2020, we are encouraged by the improving global industrial outlook and the sooner-than-expected return to year-over-year growth at Universal Robots.

“After an exceptionally strong Q4, we enter 2021 expecting record Q1 level sales and profits driven by continued strong test demand, including a notable recovery in automotive related semiconductor test shipments.”

Teradyne’s Board of Directors declared a quarterly cash dividend of $0.10 per share, payable on March 19, 2021 to shareholders of record as of the close of business on February 19, 2021. The Board also authorized a $2 billion share repurchase program and the company expects to repurchase a minimum of $600 million of its common stock in 2021.

Guidance for the first quarter of 2021 is revenue of $720 million to $780 million, with GAAP net income of $0.86 to $1.00 per diluted share and non-GAAP net income of $0.95 to $1.11 per diluted share. Non-GAAP guidance excludes acquired intangible asset amortization, non-cash convertible debt interest and includes the related tax impact on non-GAAP adjustments.

Webcast

A conference call to discuss the fourth quarter results, along with management’s business outlook, will follow at 8:30 a.m. ET, Thursday, January 28. Interested investors should access the webcast at www.teradyne.com and click on “Investors” at least five minutes before the call begins. Presentation materials will be available starting at 8:30 a.m. ET. A replay will be available on the Teradyne website at www.teradyne.com/investors.

Non-GAAP Results

In addition to disclosing results that are determined in accordance with GAAP, Teradyne also discloses non-GAAP results of operations that exclude certain income items and charges. These results are provided as a complement to results provided in accordance with GAAP. Non-GAAP income from operations and non-GAAP net income exclude acquired intangible assets amortization, non-cash convertible debt interest, pension actuarial gains and losses, discrete income tax adjustments, fair value inventory step-up, and restructuring and other, and includes the related tax impact on non-GAAP adjustments. GAAP requires that these items be included in determining income from operations and net income. Non-GAAP income from operations, non-GAAP net income, non-GAAP income from operations as a percentage of revenue, non-GAAP net income as a percentage of revenue, and non-GAAP net income per share are non-GAAP performance measures presented to provide meaningful supplemental information regarding Teradyne’s baseline performance before gains, losses or other charges that may not be indicative of Teradyne’s current core business or future outlook. These non-GAAP performance measures are used to make operational decisions, to determine employee compensation, to forecast future operational results, and for comparison with Teradyne’s business plan, historical operating results and the operating results of Teradyne’s competitors. Non-GAAP gross margin excludes fair value inventory step-up. GAAP requires that this item be included in determining gross margin. Non-GAAP gross margin dollar amount and percentage are non-GAAP performance measures that management believes provide useful supplemental information for management and the investor. Management uses non-GAAP gross margin as a performance measure for Teradyne’s current core business and future outlook and for comparison with Teradyne’s business plan, historical gross margin results and the gross margin results of Teradyne’s competitors. Non-GAAP diluted shares include the impact of Teradyne’s call option on its shares. Management believes each of these non-GAAP performance measures provides useful supplemental information for investors, allowing greater transparency to the information used by management in its operational decision making and in the review of Teradyne’s financial and operational performance, as well as facilitating meaningful comparisons of Teradyne’s results in the current period compared with those in prior and future periods. A reconciliation of each available GAAP to non-GAAP financial measure discussed in this press release is contained in the attached exhibits and on the Teradyne website at www.teradyne.com by clicking on “Investor Relations” and then selecting “Financials” and the “GAAP to Non-GAAP Reconciliation” link. The non-GAAP performance measures discussed in this press release may not be comparable to similarly titled measures used by other companies. The presentation of non-GAAP measures is not meant to be considered in isolation, as a substitute for, or superior to, financial measures or information provided in accordance with GAAP.

About Teradyne

Teradyne (NASDAQ:TER) brings high-quality innovations such as smart devices, life-saving medical equipment and data storage systems to market, faster. Its advanced test solutions for semiconductors, electronic systems, wireless devices and more ensure that products perform as they were designed. Its Industrial Automation offerings include collaborative and mobile robots that help manufacturers of all sizes improve productivity and lower costs. In 2020, Teradyne had revenue of $3.1 billion and today employs 5,500 people worldwide. For more information, visit teradyne.com. Teradyne® is a registered trademark of Teradyne, Inc. in the U.S. and other countries.

Safe Harbor Statement

This release contains forward-looking statements regarding Teradyne’s future business prospects, the impact of the COVID-19 pandemic, results of operations, market conditions, earnings per share, the payment of a quarterly dividend, the repurchase of Teradyne common stock pursuant to a share repurchase program, and the impact of U.S. and Chinese export and tariff laws. Such statements are based on the current assumptions and expectations of Teradyne’s management and are neither promises nor guarantees of future performance, events, earnings per share, use of cash, payment of dividends, repurchases of common stock, payment of the senior convertible notes, the impact of the COVID-19 pandemic, or the impact of U.S. and Chinese export and tariff laws. There can be no assurance that management’s estimates of Teradyne’s future results or other forward-looking statements will be achieved. Additionally, the current dividend and share repurchase programs may be modified, suspended or discontinued at any time.

On May 16, 2019, Huawei and 68 of its affiliates, including HiSilicon, were added to the U.S. Department of Commerce Entity List under U.S. Export Administration Regulations (the “EAR”). This action by the U.S. Department of Commerce imposed new export licensing requirements on exports, re-exports, and in-country transfers of all U.S.—regulated products, software and technology to the designated Huawei entities. While most of Teradyne’s products are not subject to the EAR and therefore not affected by the Entity List restrictions, some of its products are currently manufactured in the U.S. and thus subject to the Entity List restrictions.

On August 17, 2020, the U.S. Department of Commerce published final regulations expanding the scope of the U.S. EAR to include additional products that would become subject to export restrictions relating to Huawei entities including HiSilicon. These new regulations restrict the sale to Huawei and the designated Huawei entities of certain non-U.S. made items, such as semiconductor devices, manufactured for or sold to Huawei entities including HiSilicon under specific, detailed conditions set forth in the new regulations. These new regulations have impacted our sales to Huawei, HiSilicon and their suppliers. Teradyne is taking appropriate actions, including filing for licenses with the U.S. Department of Commerce and working with the U.S. regulators to clarify the scope of the restrictions. However, Teradyne cannot be certain that the actions it takes will mitigate the risks associated with the new export controls that impact its business. It is uncertain the extent these new regulations and any other additional regulations that may be implemented by the U.S. Department of Commerce or other government agency may have on Teradyne’s business and financial results.

On April 28, 2020, the U.S. Department of Commerce published new export control regulations for certain U.S. products and technology sold to military end users or for military end-use in China, Russia and Venezuela. The definition of military end user is broad. The regulations went into effect on June 29, 2020. In December 2020, the U.S. Department of Commerce issued a list of companies in China and other countries that it considered to be military end users. Teradyne does not expect that compliance with the new export controls will significantly impact its ability to sell products to its customers in China or to manufacture products in China. The new export controls, however, could disrupt the Company’s supply chain, increase compliance costs and impact the demand for the Company’s products in China and, thus, have a material adverse impact on Teradyne’s business, financial condition or results of operations. In addition, while the Company maintains an export compliance program, its compliance controls could be circumvented, exposing the Company to legal liabilities. Teradyne will continue to assess the potential impact of the new export controls on its business and operations and take appropriate actions, including filing for licenses with the U.S. Department of Commerce, to minimize any disruption. However, Teradyne cannot be certain that the actions it takes will mitigate all the risks associated with the new export controls that may impact its business.

In response to the regulations issued by the U.S. Department of Commerce, the Chinese government has passed new laws that may impact Teradyne’s business activities in China. The Company is assessing the potential impact of these new Chinese laws and monitoring relevant laws and regulations issued by the Chinese government.

The global pandemic of the novel strain of the coronavirus (COVID-19) has resulted in authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. These measures have impacted and may further impact Teradyne’s workforce and operations, the operations of its customers, and those of its contract manufacturers and suppliers.

The COVID-19 pandemic has adversely impacted the Company’s results of operations, including increased costs company-wide and decreased sales in its industrial automation businesses. The Company cannot accurately estimate the amount of the impact on Teradyne’s 2020 financial results and to its future financial results. There is considerable uncertainty regarding the impact on Teradyne’s business from the measures in place and potential future measures, and restrictions on Teradyne’s access to its manufacturing facilities or on its support operations or workforce, or similar limitations for its contractor manufacturers and suppliers, and restrictions or disruptions of transportation, such as reduced availability of transportation and increased border controls or closures, could limit Teradyne’s capacity to meet customer demand and have a material adverse effect on its financial condition and results of operations. The COVID-19 outbreak has significantly increased economic and demand uncertainty in Teradyne’s markets. This uncertainty has resulted in a significant decrease in demand for certain Teradyne products and could continue to impact demand for an uncertain period of time. The spread of COVID-19 has caused Teradyne to modify its business practices (including employee travel, employees working remotely, and cancellation of physical participation in meetings, events and conferences), and the Company may take further actions as may be required by government authorities or that it determines are in the best interests of its employees, customers, contract manufacturers and suppliers. There is uncertainty that such measures will be sufficient to mitigate the risks posed by the virus, and Teradyne’s ability to perform critical functions could be impacted. The degree to which COVID-19 impacts Teradyne’s results will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to, the duration and continued spread of the virus, its severity, the actions to contain the virus or the availability and impact of vaccines, and how quickly and to what extent normal economic and operating conditions can resume.

Important factors that could cause actual results, earnings per share, use of cash, dividend payments, repurchases of common stock, or payment of the senior convertible notes to differ materially from those presently expected include: conditions affecting the markets in which Teradyne operates; decreased or delayed product demand from one or more significant customers; development, delivery and acceptance of new products; the ability to grow the Industrial Automation business; increased research and development spending; deterioration of Teradyne’s financial condition; the continued impact of the COVID-19 pandemic and related government responses on the market and demand for Teradyne’s products, on its contract manufacturers and supply chain, and on its workforce; the consummation and success of any mergers or acquisitions; unexpected cash needs; insufficient cash flow to make required payments and pay the principal amount on the senior convertible notes; the business judgment of the board of directors that a declaration of a dividend or the repurchase of common stock is not in the company’s best interests; additional U.S. tax regulations or IRS guidance; the impact of any tariffs or export controls imposed in the U.S. or China; compliance with trade protection measures or export restrictions; the impact of U.S. Department of Commerce or other government agency regulations relating to Huawei and HiSilicon; and other events, factors and risks disclosed in filings with the SEC, including, but not limited to, the “Risk Factors” sections of Teradyne’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2020. The forward-looking statements provided by Teradyne in this press release represent management’s views as of the date of this release. Teradyne anticipates that subsequent events and developments may cause management’s views to change. However, while Teradyne may elect to update these forward-looking statements at some point in the future, Teradyne specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Teradyne’s views as of any date subsequent to the date of this release.

TERADYNE, INC. REPORT FOR FOURTH FISCAL QUARTER OF 2020

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Quarter Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Net revenues	$758,968	$819,484	$654,650	$3,121,469	$2,294,965
Cost of revenues (exclusive of acquired intangible assets amortization shown separately below) (1)	309,179	360,556	271,412	1,335,728	955,136

Gross profit	449,789	458,928	383,238	1,785,741	1,339,829
Operating expenses:
Selling and administrative (2)	124,279	115,840	117,092	464,769	437,084
Engineering and development	100,795	94,909	86,794	374,964	322,824
Acquired intangible assets amortization	5,752	6,219	9,784	30,803	40,147
Restructuring and other (3)	(15,117)	(27,701)	(2,088)	(13,202)	(13,880)

Operating expenses	215,709	189,267	211,582	857,334	786,175
Income from operations	234,080	269,661	171,656	928,407	553,654
Interest and other expense (4)	11,155	5,930	22,770	27,392	27,882

Income before income taxes	222,925	263,731	148,886	901,015	525,772
Income tax provision	26,595	41,013	23,811	116,868	58,304

Net income	$196,330	$222,718	$125,075	$784,147	$467,468

Net income per common share:
Basic	$1.18	$1.34	$0.75	$4.72	$2.74

Diluted	$1.05	$1.21	$0.69	$4.28	$2.60

Weighted average common shares — basic	166,085	166,014	167,286	166,120	170,425

Weighted average common shares — diluted (5)	186,837	184,338	181,780	183,042	179,459

Cash dividend declared per common share	$0.10	$0.10	$0.09	$0.40	$0.36

(1) Cost of revenues includes:	Quarter Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Provision for excess and obsolete inventory	$4,418	$3,479	$6,396	$17,534	$15,244
Sale of previously written down inventory	(593)	(310)	(1,222)	(2,315)	(3,184)
Inventory step-up	17	121	64	376	447

	$3,842	$3,290	$5,238	$15,595	$12,507

(2)   For the twelve months ended December 31, 2019, selling and administrative expenses include an equity charge of $2.1 million for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(3) Restructuring and other consists of:	Quarter Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Contingent consideration fair value adjustment	$(15,304)	$(27,206)	$(2,796)	$(23,271)	$(19,257)
Acquisition related expenses and compensation	(902)	(1,086)	248	2,516	2,506
Employee severance	1,089	456	460	2,309	2,871
Contract termination settlement fee	—	—	—	4,000	—
Other	—	135	—	1,244	—

	$(15,117)	$(27,701)	$(2,088)	$(13,202)	$(13,880)

(4) Interest and other includes:	Quarter Ended			Twelve Months Ended
	December 31, 2020	September 27, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Non-cash convertible debt interest	$3,674	$3,629	$3,496	$14,426	$13,728
Pension actuarial losses	7,694	2,688	7,727	10,284	8,176
Investment impairment	—	—	15,000	—	15,000

	$11,368	$6,317	$26,223	$24,710	$36,904

(5)

Under GAAP, when calculating diluted earnings per share, convertible debt must be assumed to have converted if the effect on EPS would be dilutive. Diluted shares assume the conversion of the convertible debt as the effect would be dilutive. Accordingly, for the quarters ended December 31, 2020, September 27, 2020 and December 31, 2019, 10.0 million, 9.2 million and 7.3 million shares, respectively, have been included in diluted shares. For the twelve months ended December 31, 2020 and December 31, 2019, 8.5 million and 4.9 million shares, respectively, have been included in diluted shares. For the quarters ended December 31, 2020, September 27, 2020 and December 31, 2019, diluted shares also included 8.9 million, 7.8 million and 5.4 million shares, respectively from the convertible note hedge transaction. For the twelve months ended December 31, 2020 and December 31, 2019, diluted shares also included 7.0 million and 2.7 million shares, respectively, from the convertible note hedge transaction.

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$914,121	$773,924
Marketable securities	522,280	137,303
Accounts receivable, net	497,506	362,368
Inventories, net	222,189	196,691
Prepayments and other current assets	259,338	188,598

Total current assets	2,415,434	1,658,884

Property, plant and equipment, net	394,800	320,216
Operating lease right-of-use assets, net	54,569	57,539
Marketable securities	117,980	104,490
Deferred tax assets	87,913	75,185
Retirement plans assets	17,468	18,457
Other assets	9,384	10,332
Acquired intangible assets, net	100,939	125,480
Goodwill	453,859	416,431

Total assets	$3,652,346	$2,787,014

Liabilities
Accounts payable	$133,663	$126,617
Accrued employees’ compensation and withholdings	220,321	163,883
Deferred revenue and customer advances	134,662	104,876
Other accrued liabilities	77,581	70,871
Operating lease liabilities	20,573	19,476
Contingent consideration	—	9,106
Income taxes payable	80,728	44,200
Current debt	33,343	—

Total current liabilities	700,871	539,029

Retirement plans liabilities	151,140	134,471
Long-term deferred revenue and customer advances	58,359	45,974
Long-term contingent consideration	7,227	30,599
Long-term other accrued liabilities	19,352	19,535
Deferred tax liabilities	10,821	14,070
Long-term operating lease liabilities	42,073	45,849
Long-term income taxes payable	74,930	82,642
Debt	376,768	394,687

Total liabilities	1,441,541	1,306,856

Mezzanine equity	3,787	—

Shareholders’ equity	2,207,018	1,480,158

Total liabilities and equity	$3,652,346	$2,787,014

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In thousands)

	Quarter Ended		Twelve Months Ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Cash flows from operating activities:
Net income	$196,330	$125,075	$784,147	$467,468

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	22,008	19,326	80,119	70,834
Amortization	10,047	12,972	46,624	49,821
Stock-based compensation	11,878	9,075	44,906	37,897
Provision for excess and obsolete inventory	4,418	6,396	17,534	15,244
Retirement plan actuarial losses	7,694	7,727	10,284	8,176
Investment impairment	—	15,000	—	15,000
Contingent consideration fair value adjustment	(15,304)	(2,796)	(23,271)	(19,257)
Deferred taxes	(11,141)	(6,478)	(15,688)	(9,456)
Gains on investments	(4,383)	(1,875)	(7,898)	(6,033)
Other	810	153	1,557	766
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	92,564	(3,651)	(129,451)	(70,440)
Inventories	(25,436)	(13,265)	(8,438)	(27,408)
Prepayments and other assets	(23,667)	(7,666)	(64,418)	(23,784)
Accounts payable and other liabilities	(8,390)	28,472	73,167	49,279
Deferred revenue and customer advances	3,385	11,534	39,974	39,313
Retirement plans contributions	(1,498)	(1,311)	(5,382)	(5,086)
Income taxes	1,109	17,640	25,169	(13,584)

Net cash provided by operating activities	260,424	216,328	868,935	578,750

Cash flows from investing activities:
Purchases of property, plant and equipment	(38,105)	(38,594)	(184,977)	(134,642)
Purchases of marketable securities	(411,768)	(57,162)	(900,196)	(662,701)
Proceeds from maturities of marketable securities	170,271	218,455	479,678	611,927
Proceeds from sales of marketable securities	2,395	45,312	35,006	105,586
Proceeds from life insurance	—	—	546	2,912
Purchase of investment and acquisition of businesses, net of cash acquired	—	(57,772)	149	(79,742)

Net cash (used for) provided by investing activities	(277,207)	110,239	(569,794)	(156,660)

Cash flows from financing activities:
Issuance of common stock under stock purchase and stock option plans	1,999	33	28,527	29,312
Dividend payments	(16,612)	(15,036)	(66,482)	(61,305)
Payments related to net settlement of employee stock compensation awards	(279)	(192)	(23,014)	(14,741)
Repurchase of common stock	—	(131,218)	(88,465)	(500,000)
Payments of contingent consideration	—	—	(8,852)	(27,615)

Net cash used for financing activities	(14,892)	(146,413)	(158,286)	(574,349)

Effects of exchange rate changes on cash and cash equivalents	616	(169)	(658)	(569)

(Decrease) increase in cash and cash equivalents	(31,059)	179,985	140,197	(152,828)
Cash and cash equivalents at beginning of period	945,180	593,939	773,924	926,752

Cash and cash equivalents at end of period	$914,121	$773,924	$914,121	$773,924

GAAP to Non-GAAP Earnings Reconciliation

(In millions, except per share amounts)

	Quarter Ended
	December 31, 2020	% of Net Revenues			September 27, 2020	% of Net Revenues			December 31, 2019	% of Net Revenues
Net revenues	$759.0				$819.5				$654.7
Gross profit GAAP	$449.8	59.3%			$458.9	56.0%			$383.2	58.5%
Inventory step-up	—	—			0.1	0.0%			0.1	0.0%

Gross profit non-GAAP	$449.8	59.3%			$459.0	56.0%			$383.3	58.5%
Income from operations – GAAP	$234.1	30.8%			$269.7	32.9%			$171.7	26.2%
Restructuring and other (1)	(15.1)	-2.0%			(27.7)	-3.4%			(2.1)	-0.3%
Acquired intangible assets amortization	5.8	0.8%			6.2	0.8%			9.8	1.5%
Equity modification charge	0.8	0.1%			—	—			—	—
Inventory step-up	—	—			0.1	0.0%			0.1	0.0%

Income from operations — non-GAAP	$225.6	29.7%			$248.3	30.3%			$179.5	27.4%

			Net Income per Common Share				Net Income per Common Share				Net Income per Common Share
	December 31, 2020	% of Net Revenues	Basic	Diluted	September 27, 2020	% of Net Revenues	Basic	Diluted	December 31, 2019	% of Net Revenues	Basic	Diluted
Net income — GAAP	$196.3	25.9%	$1.18	$1.05	$222.7	27.2%	$1.34	$1.21	$125.1	19.1%	$0.75	$0.69
Restructuring and other (1)	(15.1)	-2.0%	(0.09)	(0.08)	(27.7)	-3.4%	(0.17)	(0.15)	(2.1)	-0.3%	(0.01)	(0.01)
Acquired intangible assets amortization	5.8	0.8%	0.03	0.03	6.2	0.8%	0.04	0.03	9.8	1.5%	0.06	0.05
Interest and other (2)	3.7	0.5%	0.02	0.02	3.6	0.4%	0.02	0.02	18.5	2.8%	0.11	0.10
Pension mark-to-market adjustment (2)	7.7	1.0%	0.05	0.04	2.7	0.3%	0.02	0.01	7.7	1.2%	0.05	0.04
Equity modification charge	0.8	0.1%	0.00	0.00	—	—	—	—	—	—	—	—
Inventory step-up	—	—	—	—	0.1	0.0%	0.00	0.00	0.1	0.0%	0.00	0.00
Exclude discrete tax adjustments (3)	(2.1)	-0.3%	(0.01)	(0.01)	(4.4)	-0.5%	(0.03)	(0.02)	1.4	0.2%	0.01	0.01
Non-GAAP tax adjustments	(3.9)	-0.5%	(0.02)	(0.02)	2.2	0.3%	0.01	0.01	(7.7)	-1.2%	(0.05)	(0.04)
Convertible share adjustment (4)	—	—	—	0.06	—	—	—	0.06	—	—	—	0.03

Net income — non-GAAP	$193.2	25.5%	$1.16	$1.10	$205.4	25.1%	$1.24	$1.18	$152.8	23.3%	$0.91	$0.88

GAAP and non-GAAP weighted average common shares — basic	166.1				166.0				167.3
GAAP weighted average common shares — diluted	186.8				184.3				181.8
Exclude dilutive shares related to convertible note transaction	(10.0)				(9.2)				(7.3)

Non-GAAP weighted average common shares — diluted	176.8				175.2				174.5

(1) Restructuring and other consists of:
	Quarter Ended
	December 31, 2020				September 27, 2020				December 31, 2019
Contingent consideration fair value adjustment	$(15.3)				$(27.2)				$(2.8)
Acquisition related expenses and compensation	(0.9)				(1.1)				0.2
Employee severance	1.1				0.5				0.5
Contract termination settlement fee	—				—				—
Other	—				0.1				—

	$(15.1)				$(27.7)				$(2.1)

(2)

For the quarters ended December 31, 2020, September 27, 2020, and December 31, 2019, Interest and other included non-cash convertible debt interest expense. For the quarters ended December 31, 2020, September 27, 2020, and December 31, 2019, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting. For the quarter ended December 31, 2019, adjustment to exclude impairment charge related to Realwear.

(3)	For the quarters ended December 31, 2020, September 27, 2020, and December 31, 2019, adjustment to exclude discrete income tax items.

(4)

For the quarters ended December 31, 2020, September 27, 2020, and December 31, 2019, the non-GAAP diluted EPS calculation adds back $1.3 million of convertible debt interest expense to non-GAAP net income, and non-GAAP weighted average diluted common shares include 8.9 million, 7.8 million, and 5.4 million shares, respectively, from the convertible note hedge transaction.

	Twelve Months Ended
	December 31, 2020	% of Net Revenues			December 31, 2019	% of Net Revenues
Net Revenues	$3,121.5				$2,295.0
Gross profit GAAP	$1,785.7	57.2%			$1,339.8	58.4%
Inventory step-up	0.4	0.0%			0.4	0.0%

Gross profit non-GAAP	$1,786.1	57.2%			$1,340.2	58.4%
Income from operations — GAAP	$928.4	29.7%			$553.7	24.1%
Acquired intangible assets amortization	30.8	1.0%			40.1	1.7%
Restructuring and other (1)	(13.2)	-0.4%			(13.9)	-0.6%
Inventory step-up	0.4	0.0%			0.4	0.0%
Equity modification charge (2)	0.8	0.0%			2.1	0.1%

Income from operations — non-GAAP	$947.2	30.3%			$582.4	25.4%

			Net Income per Common Share				Net Income per Common Share
	December 31, 2020	% of Net Revenues	Basic	Diluted	December 31, 2019	% of Net Revenues	Basic	Diluted
Net income — GAAP	$784.1	25.1%	$4.72	$4.28	$467.5	20.4%	$2.74	$2.60
Acquired intangible assets amortization	30.8	1.0%	0.19	0.17	40.1	1.7%	0.24	0.22
Interest and other (3)	14.4	0.5%	0.09	0.08	28.7	1.3%	0.17	0.16
Pension mark-to-market adjustments (3)	10.3	0.3%	0.06	0.06	8.2	0.4%	0.05	0.05
Restructuring and other (1)	(13.2)	-0.4%	(0.08)	(0.07)	(13.9)	-0.6%	(0.08)	(0.08)
Inventory step-up	0.4	0.0%	0.00	0.00	0.4	0.0%	0.00	0.00
Equity modification charge (2)	0.8	0.0%	0.00	0.00	2.1	0.1%	0.01	0.01
Exclude discrete tax adjustments (4)	(15.2)	-0.5%	(0.09)	(0.08)	(22.6)	-1.0%	(0.13)	(0.13)
Non-GAAP tax adjustments	(11.9)	-0.4%	(0.07)	(0.07)	(16.7)	-0.7%	(0.10)	(0.09)
Convertible share adjustment (5)	—	—	—	0.25	—	—	—	0.11

Net income — non-GAAP	$800.5	25.6%	$4.82	$4.62	$493.8	21.5%	$2.90	$2.86

GAAP and non-GAAP weighted average common shares — basic	166.1				170.4
GAAP weighted average common shares — diluted	183.0				179.5
Exclude dilutive shares from convertible note	(8.5)				(4.9)

Non-GAAP weighted average common shares — diluted	174.5				174.6

(1) Restructuring and other consists of:
	Twelve Months Ended
	December 31, 2020				December 31, 2019
Contingent consideration fair value adjustment	$(23.3)				$(19.3)
Contract termination settlement fee	4.0				—
Acquisition related expenses and compensation	2.5				2.5
Employee severance	2.3				2.9
Other	1.2				—

	$(13.2)				$(13.9)

(2)

For the twelve months ended December 31, 2019, selling and administrative expenses include an equity charge for the modification of Teradyne’s retired CFO’s outstanding equity awards to allow continued vesting and maintain the original term in connection with his July 17, 2019 retirement.

(3)

For the twelve months ended December 31, 2020 and December 31, 2019, Interest and other included non-cash convertible debt interest expense. For the twelve months ended December 31, 2020 and December 31, 2019, adjustments to exclude actuarial (gain) loss recognized under GAAP in accordance with Teradyne’s mark-to-market pension accounting. For the twelve months ended December 31, 2019, adjustment to exclude impairment charge related to Realwear.

(4)

For the twelve months ended December 31, 2020 and December 31, 2019, adjustment to exclude discrete income tax items. For the twelve months ended December 31, 2019, income tax (benefit) provision includes a $26 million tax benefit from the release of uncertain tax position reserves due to the IRS completion of its audit of Teradyne’s 2015 Federal tax return and includes a $15 million tax provision related to the finalization of our toll tax charge.

(5)

For the twelve months ended December 31, 2020 and December 31, 2019, the non-GAAP diluted EPS calculation adds back $5.3 million and $5.2 million, respectively, of convertible debt interest expense to non-GAAP net income and non-GAAP weighted average diluted common shares include 7.0 million and 2.7 million shares, respectively, from the convertible note hedge transaction.

GAAP to Non-GAAP Reconciliation of First Quarter 2021 guidance:

GAAP and non-GAAP first quarter revenue guidance:	$720 million	to	$780 million
GAAP net income per diluted share	$0.86		$1.00
Exclude acquired intangible assets amortization	0.03		0.03
Exclude non-cash convertible debt interest	0.02		0.02
Tax effect of non-GAAP adjustments	(0.01)		(0.01)
Convertible share adjustment	0.06		0.06

Non-GAAP net income per diluted share	$0.95		$1.11

For press releases and other information of interest to investors, please visit Teradyne’s homepage at http://www.teradyne.com.
Contact: Teradyne, Inc.
Andy Blanchard 978-370-2425
Vice President of Corporate Relations